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EXHIBIT A

SECOND AMENDED AND RESTATED JOINT FILING AGREEMENT

        In accordance with Rule 13d-1 (k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $5.00 per share, of First National of Nebraska, Inc. ("FNNI"), a Nebraska corporation, and that this agreement be included as an exhibit to such joint filings. This agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the undersigned has executed this agreement or caused this agreement to be executed on its behalf this 6th day of February, 2002.

/s/ ELIZABETH D. LAURITZEN Elizabeth D. Lauritzen
/s/ BRUCE R. LAURITZEN Bruce R. Lauritzen
LAURITZEN CORPORATION
By:	/s/ DANIEL K. O'NEILL Daniel K. O'Neill, Executive Vice President
FIRSTLINE INSURANCE SERVICES, INC.
By:	/s/ DANIEL K. O'NEILL Daniel K. O'Neill, Vice President

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  EXHIBIT A
SECOND AMENDED AND RESTATED JOINT FILING AGREEMENT